Exhibit 23.2

G. BRAD BECKSTEAD
Certified Public Accountant
                                         330 E. Warm Springs
                                         Las Vegas, NV 89119
                                                702.528.1984
                                           425.928.2877 efax





January 3, 2002


     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I hereby consent to the incorporation by reference in the Registration Statement of Media and Entertainment.com, Inc.
on Form S-8, of my report dated February 27, 2001, on my audit of the financial statements of Media and Entertainment.com, Inc. as of and for the year ended
December 31, 2000, which report is included in the Annual
Report on Form 10-KSB.

Signed,


/s/G. Brad Beckstead, CPA
----------------------------